SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                             FORM 8-K CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                Date of Report (Date of earliest event reported)

                                  July 31, 2002


                                  AmREIT, Inc.
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             (Exact name of registrant as specified in its charter)


        Maryland               000-28378                 76-0410050
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(State of Incorporation)(Commission File Number)(IRS Employer Identification No)




  8 Greenway Plaza, Suite 824, Houston, Texas 77046
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     (Address of principal executive offices)              (Zip Code)


                                 (713) 850-1400
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              (Registrant's telephone number, including area code)


                                      [N/A]
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          (Former name or former address, if changed since last report)






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ITEM 5.  Other Events.

         On July 31, 2002, the Registrant issued the press release attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         99.1     Press Release July 31, 2002.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AmREIT, Inc.

                                        By:  /s/ H. Kerr Taylor
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                                             H. Kerr Taylor
                                             President


         Dated:  July 31, 2002

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                                                    Exhibit 99.1


                    AmREIT, Inc. Announces Monthly Dividends


HOUSTON, TX (July 31, 2002)--AmREIT, Inc. (AMEX: AMY), a Texas-based real estate investment trust ("REIT"), announced that effective October 2002, it will begin paying dividends monthly, rather than quarterly, on its Class A common stock.

"It is our strategy to pay out a conservative, steady, growing dividend throughout the year, and at the end of the year, if circumstances warrant, pay out a special dividend," said Chad C. Braun, CFO and Executive VP. "We believe that moving our dividend from a quarterly payment to a monthly payment better aligns the Company with the needs of our retail investors."

The Company anticipates that its September 30, 2002 dividend will exceed its June 30, 2002, dividend of $0.072 per share. In 2001, the Company paid out a special dividend of $0.042 per share on its class A common stock.

AmREIT's capital structure consists of two classes of common stock: approximately 2,365,000 class A common stock, which is publicly traded on the American Stock Exchange, and class B common stock, which is not publicly traded; however it is convertible into class A common stock at any time, receives an 8% preferred distribution, and does not have voting rights. Approximately 2,645,000 shares of class B common stock, issued as a result of the merger AmREIT and three of its affiliated public partnerships, which was completed on July 23, 2002.

AmREIT sponsors quality investment opportunities through the broker-dealer financial services community. For more than 16-years, the Company has helped investors reach their financial goals through ownership in real estate on lease to blue-chip companies.

For further information contact Chad Braun, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, TX 77046, 713-850-1400, cbraun@amreitinc.com.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

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